SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

ExamWorks Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.
Suite 2625
Atlanta, GA 30305
(Address of principal executive offices, including zip code)

(404) 952-2400
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Sections 2.01 and 2.03 below is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 31, 2012, ExamWorks Group, Inc. (the “Company”), through its wholly-owned subsidiary EW Pacific Pty Ltd (“EW Pacific”), acquired the entire share capital of MedHealth Holdings Pty Limited (“MedHealth”) for a purchase price of approximately AUD $93 million in cash.  The Company financed the transaction (the “Acquisition”) with proceeds from its senior secured revolving credit facility.  The Acquisition was completed pursuant to the terms of a Share Sale and Purchase Deed dated August 31, 2012 (the “Purchase Agreement”), by and among EW Pacific, certain of the shareholders of MedHealth set forth therein, and certain additional restrained parties set forth therein, and an Additional Sellers Deed dated August 31, 2012 (the “Additional Sellers Deed”) by and among EW Pacific and certain minority shareholders of MedHealth.

The foregoing summaries of the Purchase Agreement and the Additional Sellers Deed and the transactions contemplated thereby are not intended to be complete and are qualified in their entirety by the terms and the conditions of the Purchase Agreement and Additional Sellers Deed filed as Exhibits 2.1 and 2.2 hereto, respectively, which are incorporated by reference herein.  Furthermore, the warranties and covenants contained in the Purchase Agreement and Additional Sellers Deed are made solely for the benefit of the parties thereto and are qualified by confidential disclosures that the parties have exchanged in connection with the agreements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Acquisition, the Company amended its senior secured revolving credit facility to add the Australian dollar as an alternative currency and increase the alternative currency sublimit from USD $60 million to USD $100 million.  A copy of such amendment, the Fourth Amendment to Credit Agreement and Consent dated as of August 27, 2012, by and among ExamWorks Group, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the Guarantors and Lenders party thereto, amending Credit Agreement dated as of October 10, 2010 (as amended), is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On August 31, 2012, the Company issued a press release announcing the completion of the Acquisition, a copy of which is furnished as Exhibit 99.1 hereto.  The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

                (a)           Financial Statements of Businesses Acquired.

Financial statements relating to the Acquisition are not included in this Current Report on Form 8-K, and if and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(b)           Pro Forma Financial Information.

Pro forma financial information relating to the Acquisition is not included in this Current Report on Form 8-K, and if and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(d)           Exhibits.

The following exhibits are attached hereto.

Exhibit No.	Description
2.1
Sale and Purchase Deed relating to the sale and purchase of MedHealth Holdings Pty Limited dated August 31, 2012 among EW Pacific Pty Ltd, the shareholders of MedHealth Holdings Pty Limited set forth therein, and certain additional restrained parties set forth therein.*

2.2
Additional Sellers Deed relating to the sale and purchase of MedHealth Holdings Pty Limited dated August 31, 2012 among EW Pacific Pty Ltd and certain minority shareholders of MedHealth Holdings Pty Limited.*

10.1
Fourth Amendment to Credit Agreement and Consent dated as of August 27, 2012, by and among ExamWorks Group, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the Guarantors and Lenders party thereto, amending Credit Agreement dated as of October 10, 2010 (as amended).

99.1	Press Release dated August 31, 2012

*
Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExamWorks Group, Inc.

Date: August 31, 2012	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Senior Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Sale and Purchase Deed relating to the sale and purchase of MedHealth Holdings Pty Limited dated August 31, 2012 among EW Pacific Pty Ltd, the shareholders of MedHealth Holdings Pty Limited set forth therein, and certain additional restrained parties set forth therein.*

2.2
Additional Sellers Deed relating to the sale and purchase of MedHealth Holdings Pty Limited dated August 31, 2012 among EW Pacific Pty Ltd and certain minority shareholders of MedHealth Holdings Pty Limited.*

10.1
Fourth Amendment to Credit Agreement and Consent dated as of August 27, 2012, by and among ExamWorks Group, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the Guarantors and Lenders party thereto, amending Credit Agreement dated as of October 10, 2010 (as amended).

99.1	Press Release dated August 31, 2012

*
Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted schedules to the Securities and Exchange Commission upon request.